Exhibit 10.1

Consulting Agreement Extension dated March 25, 2009

March 25, 2009

Mr. David W. Steward

420 Reunion Street

Fairfield, Texas

75840

Dear David:

Re: Extension of November 16, 2007 consulting agreement

By an agreement dated as of November 16, 2007 (the “Consulting Agreement”) between Wentworth Energy, Inc. (the “Company”) and you, the Company engaged you to provide consulting and management services to the Company for a period of one year ending October 31, 2008 for a monthly fee of $15,000.00.

We wish to extend the term of the Consulting Agreement for an additional one year period on the same terms and conditions therein.  Accordingly, the Company and you agree that section 2.01 of the Consulting Agreement is hereby amended to extend the term of the Consulting Agreement until October 31, 2009.

Would you please confirm your acceptance of this amendment by signing this letter in the space below and return it to us.

Yours truly,

WENTWORTH ENERGY, INC.

/s/ Francis K. Ling

Chief Financial Officer

I hereby agree to and accept the amendment to the Consulting Agreement as described herein.

/s/ David W. Steward

March 25, 2009

David W. Steward

Date